Exhibit 3.447

State of Delaware Secretary of State Division of Corporations Delivered 05:18 PM 02/06/2012 FILED 04:51 PM 02/06/2012 SRV 120128420 – 5105754 FILE

CERTIFICATE OF FORMATION

OF

TIME WARNER CABLE MIDWEST LLC

This Certificate of Formation of Time Warner Cable Midwest LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1. The name of the Company is Time Warner Cable Midwest LLC.

2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation this 6th day of February, 2012.

/s/ Riina Tohvert
Riina Tohvert, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:12 PM 09/28/2012 FILED 12:18 PM 09/28/2012 SRV 121079325 – 5105754 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

DOMESTIC CORPORATION INTO

A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, 18-209 of the Delaware Limited Liability Company Act,

and Title 8, Section 264 of the Delaware General Corporation Law.

First:	The name of the surviving limited liability company is Time Warner Cable Midwest LLC, a Delaware limited liability company.

Second:	The name of the corporation being merged into the surviving limited liability company is Century Venture Corporation, a Delaware corporation.

Third:	The agreement of merger or consolidation has been approved and executed by each of the business entities which is to merge or consolidate.

Fourth:	The merger is to become effective as of 12:08 a.m, on September 30, 2012.

Fifth:	An agreement of merger or consolidation is on file at a place of business of the surviving Delaware limited liability company, and the address thereof is c/o Time Warner Cable Inc., 60 Columbus Circle, New York, NY 10023.

Sixth:	A copy of the agreement of merger or consolidation will be furnished by the surviving limited liability company, on request, without cost, to any stockholder of any domestic corporation or any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 28th day of September, 2012.

TIME WARNER CABLE MIDWEST LLC, a Delaware limited liability company

By:	/s/ Satish Adige
Satish Adige Senior Vice President, Investments

State of Delaware Secretary of State Division of Corporations Delivered 07:30 PM 10/29/2013 FILED 07:34 PM 10/29/2013 SRV 131248553 – 5105754 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

FOREIGN CORPORATION INTO

A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, 18-209 of the Delaware Limited Liability Company Act,

and Title 15, Section 1921 of the Pennsylvania Associations Code.

First:	The name of the surviving limited liability company is Time Warner Cable Midwest LLC, a Delaware limited liability company.

Second:	The name of the corporation being merged into the surviving limited liability company is Erie Telecommunications, Inc., a Pennsylvania corporation.

Third:	The agreement of merger has been approved and executed by each of the business entities which is to merge.

Fourth:	The merger is to become effective as of 12:02 a.m. on November 1, 2013.

Fifth:	An agreement of merger is on file at a place of business of the surviving Delaware limited liability company, and the address thereof is c/o Time Warner Cable Inc., 60 Columbus Circle, New York, NY 10023.

Sixth:	A copy of the agreement of merger will be furnished by the surviving limited liability company, on request, without cost, to any member of Time Warner Cable Midwest LLC, the surviving domestic limited liability company, or to any person holding an interest in Erie Telecommunications, Inc., the other business entity which is to merge.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 28th day of October, 2013.

TIME WARNER CABLE MIDWEST LLC, a Delaware limited liability company

By:	/s/ Satish Adige
Satish Adige Senior Vice President, Investments